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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Carnegie International Corporation on Form S-8 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-KSB of Carnegie International Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                     Certified Public Accountants

New York, New York
August 28, 2001